UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2009

GENERAL EMPLOYMENT ENTERPRISES, INC
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois		60181
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01, Other Events.

On June 22, 2009, General Employment Enterprises, Inc. (“General Employment”) issued a press release to announce that, at its special meeting of shareholders held on June 22, 2009, General Employment’s shareholders approved (i) the previously announced sale by General Employment of 7,700,000 newly-issued shares of its Common Stock to PSQ, LLC (the “Share Purchase”) at a price of $0.25 per share pursuant to a securities purchase and tender offer agreement entered into between General Employment and PSQ on March 30, 2009, which provides for, among other things, the Share Purchase and the offer by PSQ to acquire up to 2,500,000 shares of Common Stock from General Employment’s shareholders pursuant to a cash tender offer upon the terms and conditions set forth in the agreement (the “Tender Offer”), and (ii) the change of control that will result from such Share Purchase.

General Employment expects to close the Share Purchase promptly after the expiration of the Tender Offer, which expiration is scheduled to occur on June 30, 2009. Consummation of the Share Purchase and the Tender Offer is subject to certain customary closing conditions.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01, Financial Statements and Exhibits.

The following exhibit is filed as a part of this report:

No.	Description of Exhibit

99.01	Press release issued by General Employment Enterprises, Inc., dated June 22,, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC. (Registrant)
Date: June 22, 2009	By: /s/ Kent M. Yauch
Kent M. Yauch
Vice President, Chief Financial
Officer and Treasurer

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